Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

February 14, 2025

/s/ Nell M. Blatherwick
Name: Nell M. Blatherwick

/s/ David M. McCoy
Name: David M. McCoy

/s/ Alexander I. Abell
Name: Alexander I. Abell

/s/ Andrew Rowan Nelson
Name: Andrew Rowan Nelson

Thomas P. Danis Revocable Living Trust dated March 10, 2003

By:	/s/ Thomas P. Danis, Jr.
Name:	Thomas P. Danis, Jr.
Title:	Trustee

Prism 1, LLC

By:	/s/ Thomas P. Danis, Jr.
Name:	Thomas P. Danis, Jr.
Title:	Manager

Prism 2, LLC

By:	/s/ Thomas P. Danis, Jr.
Name:	Thomas P. Danis, Jr.
Title:	Manager

Reserve 2, LLC

By:	/s/ Thomas P. Danis, Jr.
Name:	Thomas P. Danis, Jr.
Title:	Manager

Charles K. Huebner Trust dated January 16, 2001

By:	/s/ Charles K. Huebner
Name:	Charles K. Huebner
Title:	Trustee

Jon I. Madorsky Revocable Trust dated December 1, 2008

By:	/s/ Jon I. Madorsky
Name:	Jon I. Madorsky
Title:	Trustee